UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 24, 2012

RESPONSE BIOMEDICAL CORP.
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 24, 2012, Response Biomedical Corp. (the “Company”), announced by press release the completion of the consolidation of issued and outstanding common shares of the Company (the “Common Shares”) at a ratio of one (1) post-consolidation Common Share for every twenty (20) pre-consolidation Common Shares (the “Consolidation”).  The Consolidation was approved by the Company’s shareholders on June 19, 2012.  The Company’s Common Shares will continue to be traded on the Toronto Stock Exchange under the symbol “RBM” and on the OTC Bulletin Board in the United States under the symbol “RPBIF”.  Trading will commence on a post-consolidation basis under a new CUSIP on or about September 26, 2012.  No fractional Common Shares will be issued pursuant to the Consolidation and shareholders will not receive cash in lieu of fractional Common Shares resulting from the Consolidation.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press release of Response Biomedical Corp. dated September 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/ W.J. Adams
W.J. Adams Chief Financial Officer

Date:  September 25, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Response Biomedical Corp. dated September 24, 2012